SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549

                               FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                         THE PITTSTON COMPANY
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        (Exact name of registrant as specified in its charter)

             Virginia                             54-1317776
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(State of incorporation or organization)       (I.R.S. Employer
                                              Identification No.)

 100 First Stamford Place, Stamford, CT           06912-0070
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(Address of principal executive offices)          (Zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                     Name of Each Exchange on Which
to be so Registered                     Each Class is to be Registered
-------------------                     ------------------------------

Pittston Brink's Group Rights to        New York Stock Exchange
     Purchase Series A
     Participating Cumulative
     Preferred Stock


Pittston Burlington Group Rights        New York Stock Exchange
     to Purchase Series D
     Participating Cumulative
     Preferred Stock


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. /_ /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. /_ /


Securities to be registered pursuant to Section 12(g) of the Act:

                                 None
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                           (Title of Class)

  Item 1. Description of Registrant's Securities to be
          Registered.

          For a description of the Pittston Brink's Group Rights and Pittston Burlington Group Rights (the "Rights") to be registered hereunder, reference is made to the information set forth under the heading "The Brink's Stock Proposal--Amended and Restated Rights Agreement" on pages 42-44 of the Proxy Statement and Prospectus filed as part of Registration Statement on Form S-4 (No. 33-63323). A copy of those pages of the Proxy Statement and Prospectus is attached hereto as Exhibit 1 and the description of the Rights is hereby incorporated herein and made a part of this application in its entirety.

Item 2.   Exhibits

          1. Pages 42-44 of the Proxy Statement and Prospectus.

          2. Amended and Restated Rights Agreement dated as of January 19, 1996, between The Pittston Company and Chemical Bank, as Rights Agent.

          3. Articles of Amendment to the Restated Articles of Incorporation of The Pittston Company setting forth the preferences, limitations and relative rights of, inter alia, The Pittston Company's Series A Participating Cumulative Preferred Stock and Series D Participating Cumulative Preferred Stock (which is attached as Exhibit A to the Amended and Restated Right Agreement filed as
             Exhibit 2 hereto).

          4. Form of Right Certificate for Brink's Rights
             (which is attached as Exhibit B-1 to the Amended and Restated Rights Agreement filed as Exhibit 2 hereto).

          5. Form of Right Certificate for Burlington Rights (which is attached as Exhibit B-3 to the Amended and Restated
             Rights Agreement filed as Exhibit 2 hereto).

                               SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   THE PITTSTON COMPANY
                                        (Registrant)

Date:  February 26, 1996           By
                                     /s/ Austin F. Reed
                                     -------------------
                                     Name:   Austin F. Reed
                                     Title:  Vice President,
                                             General Counsel and
                                             Secretary

                             EXHIBIT INDEX




     Exhibit No.            Description of Exhibit
     -----------            ----------------------

          1                 Pages 42-44 of the Proxy Statement and
                            Prospectus.

          2                 Amended and Restated Rights Agreement
                            dated as of January 19, 1996, between The
                            Pittston Company and Chemical Bank, as
                            Rights Agent.


          3 Articles of Amendment to the Restated Articles of Incorporation of The Pittston Company setting forth the preferences, limitations and relative rights of, inter alia, The Pittston Company's Series A Participating Cumulative Preferred Stock and Series D Participating Cumulative Preferred Stock (which is attached as Exhibit A to the Amended and Restated Rights Agreement filed as Exhibit 2 hereto).


          4 Form of Right Certificate for Brink's Rights (which is attached as Exhibit B-1 to the Amended and Restated Rights Agreement filed as Exhibit 2 hereto).


          5 Form of Right Certificate for Burlington Rights (which is attached as Exhibit B-3 to the Amended and Restated Rights Agreement filed as Exhibit 2 hereto).